EXHIBIT 99.1

S&W Announces Results for the Second Quarter of Fiscal 2015

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FIVE POINTS, California - February 12, 2015 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the second quarter of its fiscal year 2015 ended December 31, 2014.

Recent Corporate Events and Highlights:

  On December 31, 2014, S&W acquired alfalfa production and research facility assets, as well as conventional (non-GMO) alfalfa germplasm from Dupont Pioneer, creating the largest and most diversified alfalfa seed company in the world.

  On January 26, 2014, S&W agreed to sell 759 acres of farmland in Calipatria, California and 30 acres of farmland in Five Points, California for $7.3 million in total proceeds. The Company will use $5.0 million in proceeds (remaining after repayment of $2.3 million in related mortgage debt) to prepay convertible debentures issued to fund the DuPont Pioneer acquisition.

  In December 2014, the Company filed two patents for unique stevia varieties.

    SW107 exhibits increased concentrations of Reb-A sweetener, higher leaf mass production and an improved taste profile that has little or no aftertaste for the commercial production market; and

    SW201 exhibits an improved taste profile that is well suited for producing fresh and dry leaf stevia, as well as the home gardening customer. Fresh and dry stevia leaves can be used as a sweetener in beverages, such as teas or coffee, and in cooking applications that might require the leaf to be crushed into a powdered substance.

  The Company expanded management expertise by adding alfalfa industry veterans (from DuPont Pioneer) Robin Newell, Kirk Rolfs and Mark Smith, as well as other key employees.

  For the third quarter ending March 31, 2015, S&W expects to report record revenue of approximately $27 to $30 million, with improved gross profit margins.

(Note: The balance sheet as of December 31, 2014 reflects the DuPont Pioneer alfalfa acquisition and concurrent debt and equity financing. The statement of operations for the second quarter does not include any activity from the DuPont Pioneer acquisition that closed on December 31, 2014, other than transaction expenses being charged to SG&A.)

Quarterly Results

For the second quarter of fiscal year 2015 ended December 31, 2014, S&W reported revenue of $13.8 million, above previously announced estimates of $12 million, versus $11.5 million in the comparable period of the prior year. The increase in revenue over the comparable period in the prior year is primarily attributable to an increase in sales of seed (both proprietary and non-proprietary) into Saudi Arabia.

Adjusted gross margins (excluding the effects of non-seed farming related losses) during the second quarter were 16.2% compared to gross margins of 20.7% in last year's second quarter and compared to gross margins of 16.1% in the immediately preceding first quarter. The Company incurred losses of approximately $270,000 in connection with the farming of various non-seed crops, including hay, sorghum and triticale, primarily utilized for land reclamation in preparation for isolating GMO production fields. Including the effects of non-seed farming related losses, gross margins for the second quarter were 14.2%. The decrease in adjusted gross profit margins compared to last year's second quarter can be attributed to increased sales of lower margin seed sold and resulting lower concentration of our highest margin products sold, as well as a decrease in milling contribution during the quarter. While there will continue to be quarterly fluctuations in gross profit margins based on product sales mix, the Company anticipates improved gross margins for the remainder of fiscal year 2015 due to pricing strength that appears to be taking hold within certain end markets, a change in sales mix to higher-margin products and gross margin contributions from the operations acquired from DuPont Pioneer.

Adjusted selling, general and administrative ("SG&A") expenses for the second quarter, excluding the non-recurring one-time transaction expenses for the acquisition, totaled $1.86 million compared to $1.47 million for the comparable period of the prior year. Including the transaction expenses of the acquisition, SG&A for the second quarter totaled $3.0 million. The Company incurred one-time non-recurring expenses of approximately $1.15 million in connection with the acquisition of DuPont Pioneer's alfalfa seed research and production assets.

Adjusted non-GAAP net loss for the second quarter of fiscal 2015, excluding the non-seed farming related losses, impairment of $500,000 for unrecovered stand establishment and growing crop costs that were incurred on the farmland being sold prior to farming revenues being received, and acquisition related expenses (See Non-GAAP Adjustments to Income Statement), was $(247,000), or $(0.02) per basic and diluted share, compared to $110,000, or $0.01 per basic and diluted share, in the second quarter of fiscal 2014. Including the various one-time expenses identified, net loss was $(1.5) million, or $(0.13) per basic and diluted share.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the second quarter of fiscal 2015 was $396,000 compared to Adjusted EBITDA of $883,000 in the second quarter of last fiscal year.

Outlook
Based upon the evaluation of information currently available to management, for the third quarter of fiscal year 2015 ending March 31, 2015, the Company estimates revenue to be approximately $27 to $30 million.

Management Discussion
Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "This is a very exciting time for everyone at S&W. We set out five years ago to build a company that could take advantage of one of the most compelling opportunities in agriculture -- the desire for increased protein consumption in a growing global population. Alfalfa is the gateway to higher protein levels in animals. Our goal is to be the world's largest and most diversified alfalfa seed company. Our DuPont Pioneer acquisition is an important step toward that goal, and I couldn't be more excited about the opportunity that we have in front of us."

Matthew Szot, chief financial officer of S&W Seed Company, commented, "The past few months represented a transformational period for S&W as we completed our acquisition of assets from DuPont Pioneer, closed a significant financing to fund the acquisition and negotiated the sale of non-core land holdings. Going forward, we believe that the addition of the dormant alfalfa operations from DuPont Pioneer will allow us to further leverage our operating structure to improve profitability and that our distribution and productions arrangements with DuPont Pioneer will provide a greater level of consistency and predictability to our operations."

Mr. Szot continued, "During the second quarter, we moved higher quantities of lower margin alfalfa seed varieties than we originally anticipated. This has the added benefit of increasing our revenue, but impacts our gross margins. For the remainder of fiscal year 2015, we expect gross margins to improve based on a shift in sales mix to higher margin products and a stronger price environment."

Mr. Grewal concluded, "The Company continues to execute on our business plan to become the largest and most diversified alfalfa seed company in the world. We believe that strengthening end markets for our non-dormant alfalfa seed and the addition of dormant alfalfa operations from DuPont Pioneer put us in a position to have a strong second half of fiscal 2015."

Conference Call
S&W Seed Company has scheduled a conference call for today, Thursday, February 12, 2015, at 4:30pm ET (1:30pm PT) to review the results of its most recent quarter. Interested parties can access the conference call by dialing (877) 317-6789 or (412) 317-6789 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10060307. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Measurements
This press release includes certain financial information which constitutes "non-GAAP financial measures" as defined by the SEC. A full reconciliation of the non-GAAP measures to GAAP can be found in the tables of today's press release. EBITDA and Adjusted EBITDA are supplemental to results presented under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to similarly titled measures presented by other companies. These non-GAAP measures are used by management to facilitate period-to-period comparisons and analysis of S&W's operating performance and liquidity. Management believes these non-GAAP measures are useful to investors in trending, analyzing and benchmarking the performance and value of S&W's business. These non-GAAP measures should be considered in addition to, but not as a substitute for, other similar measures reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the Central Valley of California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 25 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, and in other filings made by the company with the Securities and Exchange Commission.

S&W SEED COMPANY
(A NEVADA CORPORATION)
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2014			2013	2014			2013

		NON-GAAP				Non-GAAP
	GAAP	Adjustments	Adjusted	GAAP	GAAP	Adjustments	Adjusted	GAAP

Revenue	$13,793,766	-	$13,793,766	$11,460,197	$21,957,999	-	$21,957,999	$23,838,783

Cost of revenue	11,832,557	-	11,832,557	9,082,367	18,682,998	-	18,682,998	19,153,374

Gross profit	1,961,209	(270,048)	2,231,257	2,377,830	3,275,001	(265,890)	3,540,891	4,685,409

Operating expenses
Selling, general and administrative expenses	3,000,201	(1,145,064)	1,855,137	1,471,041	4,788,628	(1,145,064)	3,643,564	3,065,243
Research and development expenses	208,480	-	208,480	246,449	431,838	-	431,838	480,088
Depreciation and amortization	310,552	-	310,552	317,334	630,311	-	630,311	631,788

Total operating expenses	3,519,233	(1,145,064)	2,374,169	2,034,824	5,850,777	(1,145,064)	4,705,713	4,177,119

Income (loss) from operations	(1,558,024)	(1,415,112)	(142,912)	343,006	(2,575,776)	(1,410,954)	(1,164,822)	508,290

Other expense
Impairment expense	500,198	(500,198)	-	-	500,198	(500,198)	-	-
Foreign currency (gain) loss	35,148	-	35,148	24,343	82,889	-	82,889	(30,198)
Interest expense, net	187,742	-	187,742	122,571	434,392	-	434,392	280,125

Income (loss) before income tax expense (benefit)	(2,281,112)	(1,915,310)	(365,802)	196,092	(3,593,255)	(1,911,152)	(1,682,103)	258,363
Income tax expense (benefit)	(738,452)	(620,033)	(118,419)	85,960	(1,176,279)	(625,630)	(550,649)	107,022
Net income (loss)	$(1,542,660)	(1,295,277)	$(247,383)	$110,132	$(2,416,976)	(1,285,522)	$(1,131,454)	$151,341

Net income (loss) per common share:
Basic	$(0.13)		$(0.02)	$0.01	$(0.21)		$(0.10)	$0.01
Diluted	$(0.13)		$(0.02)	$0.01	$(0.21)		$(0.10)	$0.01

Weighted average number of common shares outstanding:
Basic	11,634,469		11,634,469	11,561,629	11,629,766		11,629,766	11,562,540
Diluted	11,634,469		11,634,469	11,662,369	11,629,766		11,629,766	11,758,527

Table A

S&W SEED COMPANY
(A NEVADA CORPORATION)
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended				Six Months Ended
	December 31,				December 31,
	2014			2013	2014			2013

		Non-GAAP				Non-GAAP
	GAAP	Adjustments	Adjusted	GAAP	GAAP	Adjustments	Adjusted	GAAP

Net income (loss)	$(1,542,660)	$(1,295,277)	$(247,383)	$110,132	$(2,416,976)	$(1,285,522)	$(1,131,454)	$151,341

Depreciation and amortization	310,552	-	310,552	317,334	630,311	-	630,311	631,788

Non-cash stock based compensation	228,063	-	228,063	222,469	447,075	-	447,075	437,495

Foreign currency (gain) loss	35,148	-	35,148	24,343	82,889	-	82,889	(30,198)

Interest expense, net	187,742	-	187,742	122,571	434,392	-	434,392	280,125

Income tax expense (benefit)	(738,452)	(620,033)	(118,419)	85,960	(1,176,279)	(625,630)	(550,649)	107,022

Non-GAAP Adjusted EBITDA	$(1,519,607)	$(1,915,310)	$395,703	$882,809	$(1,998,588)	$(1,911,152)	$(87,436)	$1,577,573

S&W SEED COMPANY
(A NEVADA CORPORATION)
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,	June 30,
	2014	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,920,121	$1,167,503
Accounts receivable, net	16,100,789	24,255,596
Inventories, net	43,524,943	28,485,584
Prepaid expenses and other current assets	383,962	230,907
Deferred tax asset	1,288,076	1,300,665
TOTAL CURRENT ASSETS	66,217,891	55,440,255

Property, plant and equipment, net of accumulated depreciation	17,507,464	10,356,809
Goodwill	14,912,856	4,939,462
Other intangibles, net	34,868,174	14,590,771
Crop production costs, net	3,019,178	1,952,100
Deferred tax asset - long term	2,804,882	1,666,488
Debt issuance costs	1,726,543	-
Other asset - long term	359,507	354,524
TOTAL ASSETS	$141,416,495	$89,300,409

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$29,906,858	$15,026,669
Accounts payable - related parties	1,781,730	1,053,874
Accrued expenses and other current liabilities	1,160,007	818,730
Foreign exchange contract liabilities	159,326	-
Working capital lines of credit	13,306,987	15,888,640
Current portion of long-term debt	213,457	267,764
Current portion of convertible notes	3,760,862	-
TOTAL CURRENT LIABILITIES	50,289,227	33,055,677

Non-compete payment obligation, less current portion	100,000	150,000
Contingent consideration obligation	2,200,000	-
Long-term debt, less current portion	14,321,357	4,452,631
Convertible notes, net of debt discount $4,862,000	18,377,138	-
Derivative warrant liabilities	4,862,000	-
Other non-current liabilities	114,790	127,866

TOTAL LIABILITIES	90,264,512	37,786,174

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
12,977,801 issued and 12,952,801 outstanding at December 31, 2014;
11,665,093 issued and 11,640,093 outstanding at June 30, 2014	12,979	11,666
Treasury stock, at cost, 25,000 shares at December 31, 2014 and at June 30, 2014	(134,196)	(134,196)
Additional paid-in capital	59,761,470	55,121,876
Retained earnings (deficit)	(4,233,320)	(1,816,344)
Other comprehensive loss	(4,254,950)	(1,668,767)
TOTAL STOCKHOLDERS' EQUITY	51,151,983	51,514,235
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$141,416,495	$89,300,409

S&W SEED COMPANY
(A NEVADA CORPORATION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(2,416,976)	$151,341
Adjustments to reconcile net income (loss) from operating activities to net cash provided by (used in) operating activities
Stock-based compensation	447,075	437,495
Change in allowance for doubtful accounts	8,632	-
Impairment charges	500,198	-
Depreciation and amortization	630,311	631,797
Change in foreign exchange contracts	173,977	(668,924)
Amortization of debt discount	26,143	25,579
Changes in:
Accounts receivable	7,071,072	769,672
Inventories	4,838,843	2,207,989
Prepaid expenses and other current assets	32,854	237,656
Crop production costs	(1,567,276)	(841,877)
Deferred tax asset	(1,138,394)	(165,324)
Accounts payable	(5,832,578)	(13,853,625)
Accounts payable - related parties	912,721	59,820
Accrued expenses and other current liabilities	296,580	(1,114,622)
Other non-current liabilities	4,445	(94,549)
Net cash provided by (used in) operating activities	3,987,627	(12,217,572)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(693,311)	(244,858)
Acquisition of business	(27,000,000)	-
Investment in Bioceres	(4,982)	-
Net cash used in investing activities	(27,698,293)	(244,858)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,236,943	-
Common stock repurchased	-	(134,196)
Taxes paid related to net share settlements of stock-based compensation awards	(43,111)	(174,803)
Borrowings and repayments on lines of credit, net	(1,763,375)	4,274,646
Borrowings of long-term convertible debt	27,000,000	-
Debt issuance costs	(1,726,543)	-
Repayments of long-term debt	(211,724)	(692,399)
Net cash provided by financing activities	27,492,190	3,273,248

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(28,906)	(2,483)

NET INCREASE (DECREASE) IN CASH	3,752,618	(9,191,665)

CASH AND CASH EQUIVALENTS, beginning of the period	1,167,503	11,781,074

CASH AND CASH EQUIVALENTS, end of period	$4,920,121	$2,589,409